Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Global NuTech, Inc., of our report dated May 14, 2010 on our audit of the financial statements of Global NuTech, Inc. as of December 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended December 31, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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Seale and Beers, CPAs
Las Vegas, Nevada
April 13, 2011









             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
                50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107
                    Phone: (888)727-8251 Fax: (888)782-2351